UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2007

Cardinal Health, Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-11373	31-0958666
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 Cardinal Place, Dublin, Ohio 43017

(Address of principal executive offices) (Zip Code)

(614) 757-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

A copy of Cardinal Health, Inc.’s (the “Company’s”) news release issued on July 26, 2007 announcing the resolution of the previously disclosed Securities and Exchange Commission (“SEC”) investigation with respect to the Company and closure of a related inquiry by the U.S. Attorney’s Office for the Southern District of New York described in Item 8.01 below is included as Exhibit 99.01 to this report.

Item 8.01	Other Events

On July 26, 2007, the Company announced a settlement with the SEC that concludes, with respect to the Company, the SEC’s investigation related to certain financial reporting and disclosure matters. The SEC investigation is more fully described under the heading “SEC Investigation and U.S. Attorney Inquiry” in Note 8 of “Notes to Condensed Consolidated Financial Statements” included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007.

Under the agreement approved by the SEC, the Company will pay a civil penalty of $35 million, retain an independent consultant to review certain company policies and procedures and be enjoined from future violations of certain provisions of the federal securities laws. As previously disclosed, the Company reserved $35 million relating to the settlement of this matter in the quarters ended June 30, 2005 and December 31, 2005. In settling this matter, the Company neither admitted nor denied the SEC’s allegations. The settlement is subject to court approval.

As previously disclosed, the U.S. Attorney’s Office for the Southern District of New York had also been conducting a related inquiry. The Company has recently been informed by the U.S. Attorney’s Office that it has closed its investigation.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.01	News release issued by Cardinal Health, Inc. on July 26, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Health, Inc.
(Registrant)

Date: July 26, 2007	By:	/s/ Ivan K. Fong
	Name:	Ivan K. Fong
	Title:	Chief Legal Officer and Secretary

EXHIBIT INDEX

99.01	News release issued by Cardinal Health, Inc. on July 26, 2007.